Exhibit 99.1
FOR IMMEDIATE RELEASE

Comscore Reports Fourth Quarter 2021 Results
Revenue of $96.5 Million, Up 7% from Q4 2020
Net Income of $2.9 Million versus Net Loss of $13.2 Million in Q4 2020
Adjusted EBITDA of $12.4 Million, up 32% from Q4 2020
RESTON, Va., February 28, 2022 - Comscore, Inc. (Nasdaq: SCOR), a trusted partner for planning, transacting and evaluating media across platforms, today reported financial results for the fourth quarter and full year ended December 31, 2021.
Q4 2021 Financial Highlights
•Revenue for the fourth quarter was $96.5 million compared to $90.0 million in Q4 2020
•Net income of $2.9 million compared to a net loss of $13.2 million in Q4 2020
•Adjusted EBITDA of $12.4 million compared to $9.4 million in Q4 2020
FY 2021 Financial Highlights
•Revenue for 2021 was $367.0 million compared to $356.0 million in 2020
•Net loss of $50.0 million compared to $47.9 million in 2020
•Adjusted EBITDA of $31.9 million compared to $32.3 million in 2020
•Cash, cash equivalents and restricted cash of $22.3 million versus $50.7 million as of December 31, 2020
2022 Financial Outlook
•Revenue expected to grow mid to high single digits over 2021
•Adjusted EBITDA margin expected to be consistent with 2021
Recent Developments
•Comscore Everywhere to launch a new standard for single-source cross-platform measurement, providing the industry with an unmatched measurement solution for content, advertising, planning and optimization across media and screens
•Announced partnership with DoubleVerify to develop an industry-first cross-platform ad verification and audience measurement solution
•Selected as one of Warner Media's alternative currency providers for national television and cross-platform measurement
•In Q4, renewed some of our largest key accounts, including major renewals with Nexstar and Sinclair
•New business with local TV stations, including new stations with NBCU, Entravision, Gray Television, Allen Media and Univision; and an expansion with Gray Television where Gray is now using Comscore's audience data as primary selling currency in 95 of 113 markets
•Signed over 30 independent agencies in 2021, with more than half coming in Q4 alone
•Key digital growth with Warner Music, TripleLift and a three-year deal with AMC Networks
•Comscore Predictive Audiences partnered with Xandr to bring cookie-free CTV audience targeting to the UK and EMEA
•In partnership with IHS Markit, released programmatic cookie-free audience targets for in-market auto shoppers that outperform competitors' cookie-based behavioral segments
•Acquired Shareablee, an industry-leading marketing analytics and measurement company in the social media space, tracking over 20 million brands, publishers and creators in over 70 countries; clients include Mondelez, GroupM, ESPN, NBCUniversal and Vox Media

"I am excited to report that in the fourth quarter our teams delivered Comscore's highest quarterly revenue number in the last nine quarters, as we saw broad adoption across key areas of our product offering. This includes our Activation business, where we delivered 43% revenue growth year over year," said Bill Livek, Comscore CEO and Executive Vice Chair. "The marketplaces we are operating in are evolving rapidly, and Comscore remains well positioned, with our robust suite of census-based assets, to capitalize on the needs of our clients. I am proud of our team's execution, and we are excited to unlock the opportunity that is ahead of us in 2022."
Fourth Quarter Summary Results
Revenue in the fourth quarter was $96.5 million, up 7.3% from $90.0 million in Q4 2020, with growth from increases in TV, custom solutions, and Activation offset by lower syndicated digital revenue. Expenses from cost of revenues, sales and marketing, research and development and general and administrative were $92.9 million, up 9.2% compared to $85.0 million in Q4 2020.
Net income for the quarter was $2.9 million, compared to a net loss of $13.2 million in Q4 2020. After accounting for dividends on convertible preferred stock, loss per share attributable to common shares was $(0.01), compared to loss per share of $(0.18) in Q4 2020. Adjusted EBITDA was $12.4 million, compared to $9.4 million in Q4 2020, resulting in adjusted EBITDA margins of 13% and 10%, respectively. Adjusted EBITDA and adjusted EBITDA margin exclude stock-based compensation, impairment charges, change in fair value of financing derivatives and warrants liability, debt extinguishment costs, amortization of cloud-computing implementation costs, and other items as presented in the accompanying tables.
Full-Year Summary Results
Revenue for 2021 was $367.0 million, up 3.1% compared to $356.0 million in 2020. Expenses from cost of revenues, sales and marketing, research and development and general and administrative were $370.8 million, up 7.4% compared to $345.4 million in 2020.
Net loss for the year was $50.0 million, compared to net loss of $47.9 million in 2020. Included in net loss for 2021 was a $15.3 million non-cash charge related to the convertible preferred stock transaction closed in Q1 2021. Included in net loss for 2020 was a non-cash impairment charge of $4.7 million related to property leases. After accounting for dividends on convertible preferred stock, loss per share attributable to common shares was $(0.78), compared to loss per share of $(0.67) in 2020. Adjusted EBITDA was $31.9 million, compared to $32.3 million in 2020, resulting in adjusted EBITDA margins of 9%.
Balance Sheet and Liquidity
As of December 31, 2021, cash, cash equivalents and restricted cash totaled $22.3 million. Total debt principal as of December 31, 2021, including $16.0 million in outstanding borrowings under our senior secured revolving credit agreement, was $21.5 million. In 2021, the company used cash from its balance sheet to extinguish a foreign secured term note and pay transaction costs and dividends associated with its convertible preferred stock.

2022 Outlook
Based on current trends and expectations, the company believes 2022 revenue will increase mid to high single digits over 2021, driven by growth in TV and Activation and continued improvement in the movies business. We expect an adjusted EBITDA margin consistent with 2021 for 2022.
In the first quarter of 2022, management decided to evaluate future revenue results around solution groups that better represent the company's evolving business and customer needs. Beginning with Q1 2022, we plan to present revenue in two solution groups:
•Digital Ad Solutions; and
•Cross Platform Solutions, which includes the movies business.
If we had evaluated revenue based on the new solution groups in 2021, revenue from Digital Ad Solutions and Cross Platform Solutions would have been approximately 60% and 40% of total revenue, respectively. We expect 2022 revenue from Digital Ad Solutions to increase by low to mid-single digits over 2021 and Cross Platform Solutions to increase by high single digits to double digits over 2021. Additional information about the new solution groups is set forth in the accompanying tables.

Conference Call Information for Today, Monday, February 28 at 5:00 p.m. ET
Management will provide commentary on the company's results in a conference call on Monday, February 28, at 5:00 p.m. ET. To access this call, dial +1 844-229-7593 (U.S. and Canada) or +1 314-888-4258 (international) and reference Conference ID # 4695666. Participants are advised to dial in at least 10 minutes prior to the call to register. Additionally, a live webcast of the conference call will be available on the Investor Relations section of the company's website at ir.comscore.com/events-presentations.
Following the conference call, a replay will be available by dialing +1 855-859-2056 (U.S. and Canada) or +1 404-537-3406 (international) with Conference ID #4695666. The webcast replay and related materials will also be available at ir.comscore.com/events-presentations.
About Comscore
Comscore is a trusted partner for planning, transacting and evaluating media across platforms. With a data footprint that combines digital, linear TV, over-the-top and theatrical viewership intelligence with advanced audience insights, Comscore allows media buyers and sellers to quantify their multiscreen behavior and make business decisions with confidence. A proven leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry's emerging, third-party source for reliable and comprehensive cross-platform measurement.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, our expectations, forecasts, plans and opinions regarding our strategic plans, commercial agreements, partnerships and product development plans, expected revenue growth and adjusted EBITDA margin for 2022. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, changes in our business, external market conditions, the impact of the Covid-19 pandemic and related government mandates, and our ability to achieve our expected strategic, financial and operational plans. For additional discussion of risk factors, please refer to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that Comscore makes from time to time with the U.S. Securities and Exchange Commission (the "SEC"), which are available on the SEC's website (www.sec.gov).
Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date such statements are made. Comscore does not intend or undertake, and expressly disclaims, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, we are disclosing in this press release adjusted EBITDA, adjusted EBITDA margin and non-GAAP net income (loss), which are non-GAAP financial measures used by our management to understand and evaluate our core operating performance and trends. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, as they permit our investors to view our core business performance using the same metrics that management uses to evaluate our performance. Nevertheless, our use of these non-GAAP financial measures has limitations as an analytical tool, and investors should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Instead, you should consider these measures alongside GAAP-based financial performance measures, net income (loss), various cash flow metrics, and our other GAAP financial results. Set forth below are reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measure, net income (loss). These reconciliations should be carefully evaluated.
Press
Bill Daddi
Daddi Brand Communications
646-370-1341
press@comscore.com

Investors
John Tinker
Comscore, Inc.
212-203-2129
jtinker@comscore.com

COMSCORE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$21,854	$31,126
Restricted cash	425	19,615
Accounts receivable, net of allowances of $1,173 and $2,757, respectively	72,059	69,379
Prepaid expenses and other current assets	14,769	16,910
Total current assets	109,107	137,030
Property and equipment, net	36,451	30,973
Operating right-of-use assets	29,186	28,959
Deferred tax assets	2,811	2,741
Intangible assets, net	39,945	52,340
Goodwill	435,711	418,327
Other non-current assets	10,263	7,600
Total assets	$663,474	$677,970
Liabilities, Convertible Redeemable Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$23,575	$36,640
Accrued expenses	45,264	48,380
Contract liabilities	54,011	58,529
Customer advances	11,613	12,477
Warrants liability	10,520	2,831
Current operating lease liabilities	7,538	7,024
Secured term note	—	12,644
Other current liabilities	12,850	5,750
Total current liabilities	165,371	184,275
Non-current operating lease liabilities	36,055	36,127
Non-current portion of accrued data costs	16,005	—
Revolving line of credit	16,000	—
Deferred tax liabilities	2,103	627
Senior secured convertible notes	—	192,895
Financing derivatives	—	11,300
Other non-current liabilities	16,879	23,756
Total liabilities	252,413	448,980
Commitments and contingencies
Convertible redeemable preferred stock, $0.001 par value; 82,527,609 and zero shares authorized, issued and outstanding as of December 31, 2021 and 2020, respectively; aggregate liquidation preference of $211,863 as of December 31, 2021	187,885	—
Stockholders' equity:
Preferred stock, $0.001 par value; 7,472,391 and 5,000,000 shares authorized as of December 31, 2021 and 2020, respectively; no shares issued or outstanding as of December 31, 2021 or 2020	—	—
Common stock, $0.001 par value; 275,000,000 and 150,000,000 shares authorized as of December 31, 2021 and 2020, respectively; 97,172,086 shares issued and 90,407,290 shares outstanding as of December 31, 2021, and 79,703,342 shares issued and 72,938,546 shares outstanding as of December 31, 2020	90	73
Additional paid-in capital	1,683,883	1,621,986
Accumulated other comprehensive loss	(12,098)	(7,030)
Accumulated deficit	(1,218,715)	(1,156,055)
Treasury stock, at cost, 6,764,796 shares as of December 31, 2021 and 2020	(229,984)	(229,984)
Total stockholders' equity	223,176	228,990
Total liabilities, convertible redeemable preferred stock and stockholders' equity	$663,474	$677,970

COMSCORE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)

	Years Ended December 31,
	2021	2020	2019
Revenues	$367,013	$356,036	$388,645

Cost of revenues (1) (2)	203,044	180,712	199,622
Selling and marketing (1) (2)	66,937	70,220	89,145
Research and development (1) (2)	39,123	38,706	61,802
General and administrative (1) (2)	61,736	55,783	66,419
Amortization of intangible assets	25,038	27,219	30,076
Impairment of right-of-use and long-lived assets	—	4,671	—
Impairment of goodwill	—	—	224,272
Impairment of intangible asset	—	—	17,308
Investigation and audit related	—	—	4,305
Restructuring (2)	—	—	3,263
Settlement of litigation, net	—	—	2,900
Total expenses from operations	395,878	377,311	699,112
Loss from operations	(28,865)	(21,275)	(310,467)
Loss on extinguishment of debt	(9,629)	—	—
Interest expense, net	(7,801)	(35,805)	(31,526)
Other (expense) income, net	(5,778)	14,554	1,654
Gain (loss) from foreign currency transactions	2,895	(4,490)	336
Loss before income taxes	(49,178)	(47,016)	(340,003)
Income tax (provision) benefit	(859)	(902)	1,007
Net loss	$(50,037)	$(47,918)	$(338,996)
Net loss available to common stockholders
Net loss	(50,037)	(47,918)	(338,996)
Convertible redeemable preferred stock dividends	(12,623)	—	—
Total net loss available to common stockholders	$(62,660)	$(47,918)	$(338,996)
Net loss available to common stockholders
Basic and diluted	$(0.78)	$(0.67)	$(5.33)
Weighted-average number of shares used in per share calculation - Common Stock:
Basic and diluted	80,802,053	71,181,496	63,590,882
Comprehensive loss:
Net loss	$(50,037)	$(47,918)	$(338,996)
Other comprehensive (loss) income:
Foreign currency cumulative translation adjustment	(5,068)	5,303	(1,712)
Total comprehensive loss	$(55,105)	$(42,615)	$(340,708)

(1) Excludes amortization of intangible assets, which is presented separately in the Consolidated Statements of Operations and Comprehensive Loss.
(2) Stock-based compensation expense is included in the line items above as follows:
	Years Ended December 31,
	2021	2020	2019
Cost of revenues	$1,603	$1,288	$1,852
Selling and marketing	1,791	2,226	3,615
Research and development	1,079	886	1,981
General and administrative	9,375	5,673	9,247
Restructuring	—	—	(137)
Total stock-based compensation expense	$13,848	$10,073	$16,558

COMSCORE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2021	2020	2019
Operating activities:
Net loss	$(50,037)	$(47,918)	$(338,996)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of intangible assets	25,038	27,219	30,076
Depreciation	15,793	14,064	12,778
Stock-based compensation expense	13,848	10,073	16,558
Loss on extinguishment of debt	9,629	—	—
Change in fair value of warrant liability	7,689	(4,894)	2,411
Non-cash operating lease expense	5,345	5,555	5,369
Non-cash interest expense on senior secured convertible notes	4,692	9,180	17,374
Amortization expense of finance leases	2,188	1,652	2,413
Accretion of debt discount	1,620	7,571	6,242
Amortization of deferred financing costs	378	1,560	1,078
Bad debt (benefit) expense	(80)	1,693	727
Deferred tax (benefit) provision	(1,719)	10	(3,727)
Change in fair value of financing derivatives	(1,800)	(10,287)	(5,100)
Impairment of right-of-use and long-lived assets	—	4,671	—
Impairment of goodwill	—	—	224,272
Impairment of intangible asset	—	—	17,308
Change in fair value of investment in equity securities	—	—	2,324
Other	1,082	908	(2)
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	(2,081)	2,024	2,738
Prepaid expenses and other assets	(1,145)	(6,283)	2,198
Accounts payable, accrued expenses, and other liabilities	(4,210)	(17,095)	10,438
Contract liability and customer advances	(10,777)	7,341	(3,477)
Current operating lease liability	(5,597)	(6,327)	(7,638)
Net cash provided by (used in) operating activities	9,856	717	(4,636)

Investing activities:
Capitalized internal-use software costs	(14,747)	(15,078)	(11,500)
Purchases of property and equipment	(803)	(477)	(2,736)
Cash and restricted cash acquired from acquisition	902	—	—
Proceeds from sale of investment in equity securities	—	—	3,776
Net cash used in investing activities	(14,648)	(15,555)	(10,460)

Financing activities:
Principal payment and extinguishment costs on senior secured convertible notes	(204,014)	—	—
Principal payment and extinguishment costs on secured term note	(14,031)	—	—
Payments for dividends on convertible redeemable preferred stock	(4,760)	—	—
Principal payments on finance leases	(2,138)	(1,754)	(2,535)
Payments for taxes related to net share settlement of equity awards	(522)	(117)	(1,267)
Principal payments on capital lease and software license arrangements	(329)	(367)	(2,070)
Proceeds from the exercise of stock options	—	142	1,191
Proceeds from private placement, net of issuance costs paid	—	—	19,752
Proceeds from secured term note	—	—	13,000
Proceeds from sale-leaseback financing transaction	—	—	4,252
Proceeds from borrowings on revolving line of credit	16,000	—	—
Proceeds from issuance of convertible redeemable preferred stock, net of issuance costs	187,885	—	—
Other	(543)	—	(350)
Net cash (used in) provided by financing activities	(22,452)	(2,096)	31,973
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,218)	902	(302)
Net (decrease) increase in cash, cash equivalents and restricted cash	(28,462)	(16,032)	16,575
Cash, cash equivalents and restricted cash at beginning of period	50,741	66,773	50,198
Cash, cash equivalents and restricted cash at end of period	$22,279	$50,741	$66,773

	As of December 31,
	2021	2020	2019
Cash and cash equivalents	$21,854	$31,126	$46,590
Restricted cash	425	19,615	20,183
Total cash, cash equivalents and restricted cash	$22,279	$50,741	$66,773

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of GAAP net loss to non-GAAP adjusted EBITDA and adjusted EBITDA margin for each of the periods identified:

	Years Ended December 31,
	2021	2020	2019
(In thousands)	(Unaudited)	(Unaudited)	(Unaudited)
GAAP net loss	$(50,037)	$(47,918)	$(338,996)

Amortization of intangible assets	25,038	27,219	30,076
Depreciation	15,793	14,064	12,778
Income tax provision (benefit)	859	902	(1,007)
Interest expense, net	7,801	35,805	31,526
Amortization expense of finance leases	2,188	1,652	2,413
EBITDA	1,642	31,724	(263,210)

Adjustments:
Stock-based compensation expense	13,848	10,073	16,695
Loss on extinguishment of debt	9,629	—	—
Amortization of cloud-computing implementation costs	712	—	—
Impairment of right-of-use and long-lived assets	—	4,671	—
Impairment of goodwill	—	—	224,272
Impairment of intangible asset	—	—	17,308
Investigation and audit related	—	—	4,305
Restructuring	—	—	3,263
Settlement of certain litigation, net	—	—	2,900
Other expense (income), net (1)	6,039	(14,164)	682
Non-GAAP adjusted EBITDA	$31,870	$32,304	$6,215
Non-GAAP adjusted EBITDA margin (2)	8.7%	9.1%	1.6%
(1) Adjustments to other expense (income), net reflect non-cash changes in the fair value of warrants liability, financing derivatives, interest make-whole derivative and equity securities investment included in other (expense) income, net on our Consolidated Statements of Operations and Comprehensive Loss. Additionally, we recorded transaction costs related to the issuance of the warrants, which costs were allocated to the warrants liability and recorded in general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Loss. The remaining transaction costs were recorded in additional paid-in capital in the Consolidated Balance Sheets.
(2) Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue reported on our Consolidated Statements of Operations and Comprehensive Loss for the applicable period.

The following table presents a reconciliation of GAAP net loss to non-GAAP net income (loss) for each of the periods identified:

	Years Ended December 31,
	2021	2020	2019
(In thousands)	(Unaudited)	(Unaudited)	(Unaudited)
GAAP net loss	$(50,037)	$(47,918)	$(338,996)

Adjustments:
Amortization of intangible assets	25,038	27,219	30,076
Stock-based compensation expense	13,848	10,073	16,695
Loss on extinguishment of debt	9,629	—	—
Impairment of right-of-use and long-lived assets	—	4,671	—
Impairment of goodwill	—	—	224,272
Impairment of intangible asset	—	—	17,308
Investigation and audit related	—	—	4,305
Restructuring	—	—	3,263
Settlement of certain litigation, net	—	—	2,900
Other expense (income), net (1)	6,039	(14,164)	682
Non-GAAP net income (loss)	$4,517	$(20,119)	$(39,495)
(1) Adjustments to other expense (income), net reflect non-cash changes in the fair value of warrants liability, financing derivatives, interest make-whole derivative and equity securities investment included in other income (expense), net on our Consolidated Statements of Operations and Comprehensive Loss. Additionally, we recorded transaction costs related to the issuance of warrants, which costs were allocated to the warrants liability and recorded in general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Loss. The remaining transaction costs were recorded in additional paid-in capital in the Consolidated Balance Sheets.
We do not provide GAAP net income (loss) on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense, litigation and restructuring expense, fair value adjustments for financing derivatives and warrants, interest expense, and any unusual gains or losses without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of adjusted EBITDA, adjusted EBITDA margin or non-GAAP net loss to the most directly comparable GAAP measure, GAAP net income (loss), on a forward-looking basis.

COMSCORE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,
	2021	2020
Revenues	$96,537	$89,990

Cost of revenues (1) (2)	49,777	43,499
Selling and marketing (1) (2)	17,368	17,869
Research and development (1) (2)	9,587	9,304
General and administrative (1) (2)	16,127	14,363
Amortization of intangible assets	6,172	6,705
Total expenses from operations	99,031	91,740
Loss from operations	(2,494)	(1,750)
Other income, net	3,291	1,692
Gain (loss) from foreign currency transactions	1,011	(2,338)
Interest expense, net	(232)	(9,076)
Income (loss) before income taxes	1,576	(11,472)
Income tax benefit (provision)	1,307	(1,740)
Net income (loss)	$2,883	$(13,212)
Net loss available to common stockholders
Net income (loss)	2,883	(13,212)
Convertible redeemable preferred stock dividends	(3,910)	—
Total net loss available to common stockholders	$(1,027)	$(13,212)
Net loss per common share:
Basic and diluted	$(0.01)	$(0.18)
Weighted-average number of shares used in per share calculation - Common Stock:
Basic and diluted	83,495,247	72,814,261
Comprehensive income (loss):
Net income (loss)	$2,883	$(13,212)
Other comprehensive (loss) income:
Foreign currency cumulative translation adjustment	(1,731)	3,862
Total comprehensive income (loss)	$1,152	$(9,350)

(1) Excludes amortization of intangible assets, which is presented separately in the Consolidated Statements of Operations and Comprehensive Income (Loss).
(2) Stock-based compensation expense is included in the line items above as follows:
	Three Months Ended December 31,
	2021	2020
Cost of revenues	$49	$89
Selling and marketing	112	272
Research and development	(83)	69
General and administrative	2,614	2,115
Total stock-based compensation expense	$2,692	$2,545

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of GAAP net income (loss) to non-GAAP adjusted EBITDA and adjusted EBITDA margin for each of the periods identified:

	Three Months Ended December 31,
	2021	2020
(In thousands)	(Unaudited)	(Unaudited)
GAAP net income (loss)	$2,883	$(13,212)

Amortization of intangible assets	6,172	6,705
Depreciation	3,920	3,747
Income tax (benefit) provision	(1,307)	1,740
Finance lease amortization expense	703	443
Interest expense, net	232	9,076
EBITDA	12,603	8,499

Adjustments:
Stock-based compensation expense	2,692	2,545
Amortization of cloud-computing implementation costs	370	—
Other income, net (1)	(3,249)	(1,658)
Non-GAAP adjusted EBITDA	$12,416	$9,386
Non-GAAP adjusted EBITDA margin (2)	12.9%	10.4%
(1) Adjustments to other income, net reflect non-cash changes in the fair value of warrants liability, financing derivatives and interest make-whole derivative included in other income, net on our Consolidated Statements of Operations and Comprehensive Income (Loss).
(2) Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue reported on our Consolidated Statements of Operations and Comprehensive Income (Loss) for the applicable period.
The following table presents a reconciliation of GAAP net income (loss) to non-GAAP net income (loss) for each of the periods identified:

	Three Months Ended December 31,
	2021	2020
(In thousands)	(Unaudited)	(Unaudited)
GAAP net income (loss)	$2,883	$(13,212)

Adjustments:
Amortization of intangible assets	6,172	6,705
Stock-based compensation expense	2,692	2,545
Other income, net (1)	(3,249)	(1,658)
Non-GAAP net income (loss)	$8,498	$(5,620)
(1) Adjustments to other income, net reflect non-cash changes in the fair value of warrants liability, financing derivatives and interest make-whole derivative included in other income, net on our Consolidated Statements of Operations and Comprehensive Income (Loss).

	Three Months Ended
(In thousands)	March 31, 2021 (Unaudited)	June 30, 2021 (Unaudited)	September 30, 2021 (Unaudited)	December 31, 2021 (Unaudited)
GAAP net (loss) income	$(36,355)	$(18,545)	$1,980	$2,883

Adjustments:
Loss on extinguishment of debt	9,629	—	—	—
Amortization of intangible assets	6,439	6,255	6,172	6,172
Stock-based compensation expense	4,937	3,185	3,034	2,692
Other expense (income), net (1)	8,351	6,519	(5,582)	(3,249)
Non-GAAP net (loss) income	$(6,999)	$(2,586)	$5,604	$8,498
(1) Adjustments to other expense (income), net, reflect non-cash changes in the fair value of warrants liability, financing derivatives and interest make-whole derivative included in other (expense) income, net on our Consolidated Statements of Operations and Comprehensive Income (Loss).

	Three Months Ended
(In thousands)	March 31, 2020 (Unaudited)	June 30, 2020 (Unaudited)	September 30, 2020 (Unaudited)	December 31, 2020 (Unaudited)
GAAP net loss	$(13,184)	$(10,401)	$(11,121)	$(13,212)

Adjustments:
Amortization of intangible assets	6,918	6,846	6,750	6,705
Impairment of right-of-use and long-lived assets	4,671	—	—	—
Stock-based compensation expense	2,658	2,346	2,524	2,545
Other income, net (1)	(6,892)	(1,542)	(4,072)	(1,658)
Non-GAAP net loss	$(5,829)	$(2,751)	$(5,919)	$(5,620)
(1) Adjustments to other income, net reflect non-cash changes in the fair value of warrants liability, financing derivatives and interest make-whole derivative included in other (expense) income, net on our Consolidated Statements of Operations and Comprehensive Loss.

Revenues
Revenues from our three offerings of products and services are as follows:

	Year Ended December 31,
(In thousands)	2021	% of Revenue	2020	% of Revenue	$ Variance	% Variance
Ratings and Planning	$255,073	69.5%	$253,652	71.2%	$1,421	0.6%
Analytics and Optimization	81,306	22.2%	69,080	19.4%	12,226	17.7%
Movies Reporting and Analytics	30,634	8.3%	33,304	9.4%	(2,670)	(8.0)%
Total revenues	$367,013	100.0%	$356,036	100.0%	$10,977	3.1%

	Three Months Ended December 31,
(In thousands)	2021 (Unaudited)	% of Revenue	2020 (Unaudited)	% of Revenue	$ Variance	% Variance
Ratings and Planning	$64,722	67.0%	$63,634	70.7%	$1,088	1.7%
Analytics and Optimization	23,356	24.2%	19,253	21.4%	4,103	21.3%
Movies Reporting and Analytics	8,459	8.8%	7,103	7.9%	1,356	19.1%
Total revenues	$96,537	100.0%	$89,990	100.0%	$6,547	7.3%
If we had evaluated revenue in 2021 based on our new solution groups, revenues from these offerings would have been as follows:

	Three Months Ended (Unaudited)				Year Ended
(In thousands)	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021	% of Total 2021 Revenue
Digital Ad Solutions	$53,045	$52,497	$57,038	$59,398	$221,978	60.5%
Cross Platform Solutions	37,285	35,162	35,449	37,139	145,035	39.5%
Total revenues	$90,330	$87,659	$92,487	$96,537	$367,013	100.0%